Exhibit 99.2

This exhibit contains estimates, projections, market research and other information concerning, among other things, our industry, our business, and the digital asset ecosystems in which we operate. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, digital asset and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the filing date of this exhibit. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

Worldcoin and the Worldcoin Ecosystem

Overview

Tools for Humanity, a for-profit company, was created to develop and operate the core hardware and software behind the Worldcoin protocol. It established the World Foundation as a separate non-profit entity to steward the protocol. The World Foundation is an open-source digital identity and cryptocurrency platform designed to establish a universal, privacy-preserving proof-of-personhood and to serve as a foundational layer for digital trust in the age of digital assets and technological innovation, like artificial intelligence. The World Foundation operates a protocol and a token layer, WLD, which is the native cryptocurrency of the Worldcoin Foundation network. WLD is used to incentivize participation, facilitate transactions, and support the network’s operations. The Worldcoin Foundation was launched with the mission to create a global network of verified humans; it leverages proprietary biometric technology, most notably the Orb, a device that verifies unique human identity through iris scanning, to enable secure, privacy-centric digital identity verification. Tools for Humanity, founded by Sam Altman and others, provides the core technology behind the Worldcoin Foundation, including biometric software, mobile wallet, identity verification hardware, cryptography, security and research and development.

Worldcoin seeks to become a leading platform for digital identity and authentication that addresses the growing challenges of distinguishing humans from bots and artificial intelligence. As of 2025, according to Worldcoin’s blog, Worldcoin created more than 17 million zero-knowledge Proof of Human accounts across more than 45 countries, making it one of the largest digital identity projects globally. The Worldcoin ecosystem is believed to be supported by a diverse and expanding community of developers, users, and institutional partners, and is increasingly recognized for its potential to underpin next-generation online trust, verification, and economic exchange.

The Worldcoin network is programmable and interoperable, supporting a range of applications that require secure, decentralized identity-verification. Its zero-knowledge proof technology enables users to prove the accuracy of their data without revealing it (such as, for example, entering a captcha phrase). Sensitive biometric information is not stored on the blockchain, the goal of which is to preserve user privacy while enabling robust authentication. The Orb hardware serves as the backbone of the network, verifying unique humans, distributing WLD, and creating a digital identity system for the AI era.

Worldcoin’s ecosystem is growing, with increasing adoption by individuals, enterprises, and institutions seeking reliable digital identity solutions. The platform is also attracting attention from the broader blockchain and cryptocurrency community, as well as from traditional financial and technology sectors interested in integrating secure, decentralized identity verification into their products and services. Worldcoin’s programmability and focus on privacy and security make it a compelling choice for a wide range of use cases, from online authentication and access control to digital asset issuance and economic participation.

The Worldcoin community is actively pursuing technological advancements to enhance scalability, security, and usability. Ongoing initiatives are believed to include the development of more efficient biometric verification methods, improvements to the Orb hardware, and the expansion of the network’s global reach. However, the Worldcoin ecosystem faces a variety of risks and potential conflicts of interests, including opaque governance, liquidity concerns, regulatory uncertainty related to data and privacy concerns from its biometric verification process, and compliance of its proof-of personhood model with current global KYC/AML requirements, among other risks. Other risks include technological and operational challenges, competition from other digital identity and authentication platforms, and potential vulnerabilities in its biometric and blockchain infrastructure. The value of WLD and the success of the Worldcoin network depend on continued adoption, technological innovation, and the ability to address these risks effectively. See “Risk Factors—Risks Related to Worldcoin” for additional information.

Locked WLD

According to Worldcoin’s blog, the total supply of WLD when launched was 10 billion. Before launch, 75% of the total WLD were allocated to the World Foundation (the “WF WLD”), and 25% of the total of WLD were allocated to Tools for Humanity, those individuals linked to the owners of Tools for Humanity, and other early founders of Tools for Humanity (the “TFH WLD”). As of April 2025, about 1.3 billion or 13% of the total supply was in circulation. Accordingly, a significant majority of outstanding WLD is held by the World Foundation, which remains locked.

It is unclear what the WF WLD release schedule is, but it is purportedly determined based upon the number of WLD users in the public. According to Worldcoin’s blog, the decision as to when to release the WF WLD currently rests with the World Foundation’s Board of Directors. The release schedule for Tools of Humanity, however, is a disclosed 5-year lock-up period (released daily, in a linear fashion). The unlocking of TFH WLD commenced in July of 2023 and will end in July of 2028. However, the original lock-up period was amended by Tools for Humanity from a 3-year period to a 5-year period in 2024 and there is no assurance that this schedule will not be amended again. According to Worldcoin’s blog, “governance” currently rests with the World Foundation’s Board of Directors. The composition of the Board of Directors is disclosed as Chris Waclawek, Phillip Sippl, Weinberger Ventures GmbH and a Cayman Islands based professional director. It is not disclosed as to how they are compensated, and it is possible they are compensated in WLD. It is also possible that the Board of Directors and the World Foundation employees overlay with or are connected to Tools of Humanity. This structure could lead to certain risks. For example, because there is no transparency as to how the decisions are made related to the user-reward programs, airdrops and the release of WF WLD, there is a risk that they may act in their self-interest, including the risk of inequitable distribution, concentration of token ownership, self-dealing and acting on inside information. According to certain reports, the World Foundation remains closely affiliated with Tools for Humanity. If this is true, this further exacerbates the risks of conflicts of interest within the WLD user community. See “Risk Factors—Risks Related to Worldcoin—”Opaque governance, concentration of ownership, and a potential lack of meaningful separation between the World Foundation and Tools for Humanity may create conflicts of interest; material decisions may be made to the detriment of third-party holders of WLD and could also adversely affect the value of WLD and the Company,” for additional information.

Regulations

Depending on the regulatory characterization of Worldcoin, the markets for cryptocurrency in general, and our activities in particular, our business and our Worldcoin acquisition strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our WLD strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity.

The Commodities Futures Trading Commission (the “CFTC”) takes the position that some digital assets fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade. See “Risk Factors—Risks Related to Cryptocurrency—The classification of digital assets that we hold as a commodity could subject us to additional CFTC regulation, resulting in significant compliance costs or the cessation of certain operations” for more information.

In addition, the Securities and Exchange Commission (the “SEC”) has previously indicated that certain digital assets may be considered securities depending on their structure and use. Future developments could change the legal status of digital assets that we may hold, requiring us to comply with securities laws. If the SEC or other regulators determine that digital assets that we may hold qualify as securities, we may be required to change our operations, wind down our operations, or register as an investment company under the Investment Company Act. See “Risk Factors—Risks Related to Cryptocurrency—If any of the digital assets that we hold are classified as a security, we may be subject to extensive regulation, which could result in significant costs or force us to cease operations” for more information.

In addition, because transactions in WLD may provide limited degrees of pseudonymity, they could still be susceptible to misuse for criminal activities, such as money laundering or other unlawful activities. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of WLD and WLD platforms, and there is the possibility that law enforcement or regulatory agencies could close WLD platforms or other WLD-related infrastructure with little or no notice, potentially preventing users from accessing or retrieving WLD held via such platforms or infrastructure.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the CFTC, the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the Internal Revenue Service and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. There is additional evaluation by agencies of biometric data collection generally, which would impact Worldcoin. There are several states that have or are considering implementing strict biometric privacy laws. For example, Illinois requires written informed consent before collecting or using biometric identifiers, enforced through the Illinois Attorney General’s office. Laws are being considered in New York, Vermont, Oregon, among others. Given growing scrutiny of biometric data, and digital assets in general, US federal and state authorities may increase their inquiries and investigations as to the operation of Worldcoin.

In addition, regulators in multiple jurisdictions, including in Europe, Africa, Asia and Latin America, have opened inquiries or expressed concern regarding data protection and privacy related to Worldcoin’s biometric collection practices through the Orb iris-scanning device. In Europe, the Bavarian Data Protection Authority (Worldcoin’s lead supervisory authority under the GDPR) ordered that EU citizens must be able to delete their biometric data. The Spanish Data Protection Agency separately directed Worldcoin to cease collecting and processing such data in Spain. In Africa, the High Court of Kenya ruled that Worldcoin’s biometric collection and processing were unconstitutional, violating the nation’s data-protection and privacy laws, and ordered deletion of previously collected data. In Latin America, Argentine authorities fined Worldcoin 194 million pesos for improper handling of biometric data, a sanction imposed by the Ministry of Production, Science and Technological Innovation. In Asia, India’s new privacy regime has effectively prevented Worldcoin’s operation. The company halted its in-person Orb verification program in late 2023 amid privacy and legal concerns, and soon afterward India enacted the Digital Personal Data Protection Act, 2023, classifying biometric information as sensitive personal data and imposing strict limits on its processing and transfer. Taken together, these actions highlight potential obstacles in the growth and adoption of Worldcoin on a large-scale basis. Worldcoin is operating in an environment of regulatory uncertainty, rising compliance costs, and consistent constraints on its ability to operate and expand internationally. See, for example, “Risk Factors—Risks Related to Worldcoin— Privacy risks from biometric verification are extensive and may lead to significant barriers to entry” and “—Opposition and accusations of “data colonialism” toward large-scale biometric systems could limit Worldcoin’s acceptance and trigger regulatory backlash.”